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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) JUNE 18, 1997



                    SOUTH TEXAS DRILLING & EXPLORATION, INC.
             (Exact name of registrant as specified in its charter)



STATE OF TEXAS                         2-70145                        74-2088619
(State or other jurisdiction         (Commission                   (IRS Employer
of incorporation)                    File Number)            Identification No.)



9310 BROADWAY, SAN ANTONIO, TEXAS                                          78217
(Address of principal executive offices)                              (Zip Code)



       Registrant's telephone number, including area code (210) 828-7689



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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         Item 2. Acquisition or Disposition of Assets.

         On June 18, 1997, the Registrant acquired all of the assets used by San Patricio Corporation in connection with its oil and gas drilling operations. These assets included two land drilling rigs, rig handling trucks and trailers and miscellaneous drilling equipment. The drilling rigs, Rig 5 and Rig 9, have drilling depth capabilities of approximately 10,000 feet and 8,500 feet respectively. In addition, the Registrant acquired the rights to lease a third drilling rig, Rig 10, which has drilling depth capabilities of approximately 9,500 feet. The Registrant intends to use the assets acquired from San Patricio Corporation in the Registrant's land contract oil and gas drilling operations.

         The consideration for the assets included a cash payment of $900,000, a promissory note given to the seller in the principal amount of $300,000 and the issuance of 400,000 shares of the Registrant's Common Stock. In addition, San Patricio Corporation received a five year option to purchase 150,000 shares of the Registrant's Common Stock at a price of $1.50 per share.

         The source of funds for the acquisition included $300,000 of seller financing as indicated above, a portion of the proceeds of a private placement completed by the Registrant in April 1997 in which $800,000 was raised incident to the issuance of 400,000 shares of the Registrant's Series A 8% Convertible Preferred Stock, and a portion of the loan proceeds from Registrant's additional borrowings in the amount of $1,500,000 from FINOVA Capital Corporation.

         Item 5. Other Events. Effective June 30, 1997 Messrs. Rodney Lewis and Richard Phillips were appointed to the Board of Directors of the Registrant.

         Item 7. Financial Statements and Exhibits.

         Financial Statements of Businesses Acquired.





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         The following pro forma financial information for the year ended March
31, 1997 gives effect to the acquisition described in Item 2 above as though it was effective at the beginning of the period. The pro forma information may not be indicative of the results that would have occurred had the acquisition been effective on the date indicated or of the results that may be obtained in the future. The pro forma information should be read in conjunction with the consolidated financial statements and notes thereto of the Registrant.

                                                                   Pro Forma
                                                             Year ended March 31, 1997
                                                             -------------------------
                                                                  (unaudited)
Total Revenues                                                         $ 16,205,542
Net Income Applicable to Common Stock                                       439,530
Net Income per Common and Common Equivalent Share                              0.07
Weighted Average Common and Common Equivalent Shares
 Outstanding                                                              6,050,305


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 1997                     SOUTH TEXAS DRILLING &
                                        EXPLORATION, INC.



                                        By: /s/ Wm. Stacy Locke
                                           -----------------------------
                                           Wm. Stacy Locke, President





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